State of Delaware
                Certificate of Incorporation
                  i-RealtyAuction.com, Inc.
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FIRST: The name of this Delaware corporation is:
               I-RealtyAuction.com, Inc.
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SECOND: The name and address of the Corporation's Registered
Agent is:
         Corporate Creations enterprises, Inc.
         2530 Channin Drive
         Wilmington, Delaware 19180
         New Castle County
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THIRD: The purpose of the Corporation is to conduct or
promote any lawful business or purposes.
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FOURTH: The Corporation shave the authority to 100,000,000
shares of common stock, par value .001 per share.
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FIFTH:  The directors shall be protected from personal
liability to the fullest extent permitted by law.
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SIXTH: The name and address of the incorporator is:
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        Corporate Creations International, Inc.
        941 Fourth Street #200
        Miami Beach, Florida 33139
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SEVENTH.  This Certificate of Incorporation shall become
effective on the date shown below.
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/s/ Todd A. Hardy
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Corporate Creations International, Inc.
Todd A. Hardy Vice President
Date: November 22, 1999
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